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                                   EXHIBIT 21



SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                          STATE OF INCORPORATION
------------------                          ----------------------
McRae Office Solutions, Inc.                North Carolina

Rae-Print Packaging, Inc.                   North Carolina

Compsee, Inc.  (94% ownership)              North Carolina

Hoke Development Company, Inc.              North Carolina

McRae Boot, Inc.                            North Carolina

DataScan Corporation                        South Carolina

System Integrators Plus, Inc.               North Carolina

American West Trading Company               Tennessee



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